UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2017
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today that for the period of March 12, 2017 to September 11, 2017, its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) will accrue (subject to the terms of the Zero Coupon Notes) contingent cash interest at a rate of no less than 0.125% of the average market price of a Zero Coupon Note for the five trading days ended March 8, 2017, in addition to the continued accrual of the original issue discount. Contingent cash interest, which the Company has determined to be approximately $2.39 per Note, will be payable to holders of the Zero Coupon Notes as of the record date, which is August 27, 2017. The payment of contingent cash interest is expected to be made on September 12, 2017.

Exhibits

99.1	Press Release dated March 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

March 13, 2017